Exhibit 99.3

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/OFIX

• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions

PHONE Call 1-866-240-4561

• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL

• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Orthofix Medical Inc.

Special Meeting of Shareholders

For Shareholders of record as of [ ]

TIME:	[ ], Central Daylight Time

PLACE:	[ ]

[ ]

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints [    ] and [    ], and each or either of them (the “Named Proxies”), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix Medical Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Orthofix Medical Inc.

Special Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:

 FOR PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of Orthofix common stock, par value $0.10 per share, to SeaSpine stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 10, 2022, by and among Orthofix Medical Inc., Orca Merger Sub Inc. and SeaSpine Holdings Corporation (the “Orthofix share issuance proposal”).	☐	☐	☐	FOR

2.	To approve the adjournment of the Orthofix special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Orthofix special meeting to approve the Orthofix share issuance proposal.	☐	☐	☐	FOR

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date